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                                                                    Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of Razorfish, Inc. and subsidiaries, of our report dated March 5, 1999 included in Razorfish, Inc. and subsidiaries Registration Statement on Form S-1 (File No. 333-71043). It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1998 or performed any audit procedures subsequent to the date of our report.


                                                 /s/ ARTHUR ANDERSEN LLP
                                                     Arthur Andersen LLP

New York, New York
April 5, 2000